     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 1, 1998.
                                                           REGISTRATION NO. 333-

================================================================================

                                 UNITED STATES
                     SECURITIES  AND  EXCHANGE  COMMISSION
                            WASHINGTON, D.C.  20549

                       ------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               OCEAN ENERGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                 DELAWARE                              72-1277752
     (STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NO.)

                                 1201 LOUISIANA
                                   SUITE 1400
                             HOUSTON, TEXAS   77002
         (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

                           UMC PETROLEUM SAVINGS PLAN
                            (FULL TITLE OF THE PLAN)

                                ROBERT K. REEVES
                   EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL
                                 AND SECRETARY
                                 1201 LOUISIANA
                                   SUITE 1400
                             HOUSTON, TEXAS   77002
                                 (713) 654-9110
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                       ------------------------------

                                    COPY TO:
                             JAMES M. PRINCE, ESQ.
                             ANDREWS & KURTH L.L.P.
                             600 TRAVIS, SUITE 4200
                              HOUSTON, TEXAS 77002

                       ------------------------------

                       CALCULATION  OF  REGISTRATION  FEE

====================================================================================================================================
                                                                                                    PROPOSED
                                                                                    PROPOSED         MAXIMUM
                                                                 AMOUNT              MAXIMUM        AGGREGATE      AMOUNT OF
                                                                  TO BE          OFFERING PRICE     OFFERING      REGISTRATION
                    TITLE OF SECURITIES TO BE REGISTERED     REGISTERED (1)(2)    PER SHARE (3)     PRICE (3)         FEE
------------------------------------------------------------------------------------------------------------------------------------
                 Common Stock, par value $0.01 per share(4)     75,000 Shares    $ 23.41          $1,755,469     $ 517.87

====================================================================================================================================


(1) The number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Plan. In accordance with Rule 457(h)(2), no separate fee calculations are made for plan interests.

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant's Common Stock on the New York Stock Exchange on March 30,1998.

(4) Includes associated Rights to purchase shares of the Registrant's Series A Junior Participating Preferred Stock. The Rights are not currently separable from the shares of Common Stock and are not currently exercisable.
================================================================================

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

       The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act (the "Prospectus").

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

       Ocean Energy, Inc. (the "Company") and the UMC Petroleum Savings Plan (the "Plan") incorporate herein by reference the following documents as of their respective dates as filed with the Securities and Exchange Commission (the "Commission"):

              (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

              (b) The Plan's Annual Report on Form 11-K for the year ended December 31, 1996;

              (c) The Company's Current Report on Form 8-K filed with the Commission on February 19, 1998;

              (d) The Company's Current Report on Form 8-K filed with the Commission on March 3, 1998;

              (e) The Company's Current Report on Form 8-K filed with the Commission on March 31, 1998;

              (f) The Company's Registration Statement on Form 8-A with respect to the Company's common stock, par value $0.01 per share, filed with the Commission on March 8, 1996, as amended to date; and

              (g) The Company's Registration Statement on Form 8-A with respect to the Company's Rights to purchase Series A Junior Participating Preferred Stock, par value $0.01 per share, filed with the Commission on December 23, 1997, as amended to date.

       All documents filed by the Company or the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the Registration Statement and the Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or the Prospectus.

ITEM 4.  DESCRIPTION OF SECURITIES.

       The information required by Item 4 is not applicable to this Registration Statement since the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

       None

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

       Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

       Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of
Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

       Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

       Section 7(d) of the Company's Amended and Restated Certificate of Incorporation states that:

              "A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Section by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification."

       In addition, Section 7(c) of the Company's Amended and Restated Certificate of Incorporation and Article IX of the Company's Bylaws further provide that the Company shall indemnify its officers, directors and employees to the fullest extent permitted by law. Pursuant to such provision, the Company has entered into agreements with its officers and directors which provide for indemnification of such persons.

       The Company maintains insurance coverage providing directors and officers with indemnification, subject to certain exclusions and to the extent not otherwise indemnified by the Company, against loss (including expenses incurred in the defense of actions, suits or proceedings in connection therewith) arising from any negligent act, error, omission or breach of duty while acting in their capacity as directors and officers of the Company. The policies also reimburse the Company for liability incurred in the indemnification of its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

       The information required by Item 7 is not applicable to this Registration Statement.

ITEM 8.  EXHIBITS.

Exhibit
Number  Description
------- -----------

4.1 Certificate of Incorporation of the Company, as amended (filed as Exhibit 99.1 to the Company's Current Report on Form 8-K filed March 31, 1998, and incorporated herein by reference).

4.2 Amended and Restated Bylaws of the Company (filed as Exhibit 99.2 to the Company's Current Report on Form 8-K filed March 31, 1998, and incorporated herein by reference).

4.3    The UMC Petroleum Savings Plan, as amended and restated (filed as
       Exhibit 4.10 to United Meridian Corporation's Registration
       Statement on Form S-8 (No. 33-73574) filed with the Commission on December 29, 1993, and incorporated herein by reference).

4.4 Rights Agreement, dated as of December 27, 1997, between the Company and Harris Trust and Savings Bank, as Rights Agent (filed as Exhibit 1 to the Company's Form 8-A filed with the Commission on December 23, 1997, and incorporated herein by reference).

4.5 First Amendment to Rights Agreement, dated as of February 20, 1998, between the Company and Harris Trust and Savings Bank, as Rights Agent (filed as Exhibit 4.7 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and incorporated herein by reference).

5.1 The Registrant undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner, and has made or will make all changes required by the IRS in order to qualify the Plan.

23.1*  Consent of Arthur Andersen LLP.

23.2*  Consent of Netherland, Sewell & Associates, Inc.

24.1*  Powers of Attorney.

--------------------

*filed herewith

ITEM 9.       UNDERTAKINGS

       The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

       Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 1st day of April, 1998.


                               OCEAN ENERGY, INC.


                               By:         *  /s/ JAMES C. FLORES
                                      -------------------------------------
                                      James C. Flores
                                      President and Chief Executive Officer


       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 1st day of April, 1998.


       Signature                                 Title
       ---------                                 -----

 * /s/ JOHN B. BROCK              Chairman of the Board of Directors
----------------------------
 John B. Brock


 * /s/ JAMES C. FLORES            President, Chief Executive Officer
----------------------------

 James C. Flores                  and Director (Principal
                                  Executive Officer)

 * /s/ JAMES L. DUNLAP            Vice Chairman of the Board of Directors
----------------------------
 James L. Dunlap


 * /s/ ROBERT L. BELK             Executive Vice President - Administration
----------------------------
 Robert L. Belk                   and Director


 * /s/ THOMAS D. CLARK            Director
----------------------------
 Thomas D. Clark


                                  Director
----------------------------
 Lodwrick M. Cook


                                  Director
----------------------------
 Robert L. Howard

                                  Director
 ---------------------------
 Elvis L. Mason


 * /s/ CHARLES F. MITCHELL        Director
----------------------------
 Charles F. Mitchell


                                  Director
----------------------------
 James L. Murdy


                                  Director
----------------------------
 David K. Newbigging


 * /s/ WILLIAM W. RUCKS, IV       Director
----------------------------
 William W. Rucks, IV


                                  Director
----------------------------
 Matthew R. Simmons


 * /s/ MILTON J. WOMACK           Director
----------------------------
 Milton J. Womack


 * /s/ JONATHAN M. CLARKSON       Executive Vice President - Chief Financial
----------------------------      Officer
 Jonathan M. Clarkson             (Principal Financial Officer)



 */s/ CHRISTOPHER E. CRAGG        Vice President and Controller
----------------------------      (Principal Accounting Officer)
 Christopher E. Cragg


* By: /s/ ROBERT K. REEVES
----------------------------
 Robert K. Reeves
 (pursuant to a power of attorney filed
 as Exhibit 24.1 to this
 Registration Statement)

       The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan Administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 1st day of April, 1998.


                                       By:    Ocean Energy, Inc., as Plan
                                              Administrator


                                       By:    /s/ ROBERT K. REEVES
                                              ----------------------------------
                                       Name:  Robert K. Reeves
                                       Title: Executive Vice President, General
                                              Counsel and Secretary

INDEX TO EXHIBITS

Exhibit
Number Description
------ -----------
4.1    Certificate of Incorporation of the Company, as amended (filed as
       Exhibit 99.1 to the Company's Current Report on Form 8-K filed March 31,
       1998, and incorporated herein by reference).

4.2    Amended and Restated Bylaws of the Company (filed as Exhibit 99.2 to the
       Company's Current Report on Form 8-K filed March 31, 1998, and incorporated herein by reference).

4.3    The UMC Petroleum Savings Plan, as amended and restated (filed as
       Exhibit 4.10 to the United Meridian Corporation's Registration Statement on Form S-8 (No. 33-73574) filed with the Commission on December 29,
       1993, and incorporated herein by reference).

4.4    Rights Agreement, dated as of December 27, 1997, between the Company and
       Harris Trust and Savings Bank, as Rights Agent (filed as Exhibit 1 to the Company's Form 8-A filed on December 23, 1997, and incorporated herein by reference).

4.5 First Amendment to Rights Agreement, dated as of February 20, 1998, between the Company and Harris Trust and Savings Bank, as Rights Agent
       (filed as Exhibit 4.7 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and incorporated herein by reference).

5.1 The Registrant undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner, and has made or will make all changes required by the IRS in order to qualify the Plan.

23.1*  Consent of Arthur Andersen LLP.

23.2*  Consent of Netherland, Sewell & Associates, Inc.

24.1*  Powers of Attorney.

--------------------

*filed herewith





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